                                                                    EXHIBIT 2.4



                                                        AMERICAN NATIONAL BANK
                                                        AND TRUST COMPANY OF
                                                        CHICAGO


                        INSTALLMENT NOTE (UNSECURED)

$3,350,000

                                               CHICAGO, ILLINOIS  JUNE 5, 1998
                                                      DUE MAY 31, 2001


     FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of THREE MILLION THREE HUNDRED AND FIFTY THOUSAND AND 00/100 Dollars, which sum shall be due on May 31, 2003, and shall be payable in successive installments as follows : monthly installments of accrued interest as hereinafter provided below commencing July 1, 1998 and monthly installments of principal in the amount of $55,833 plus accrued interest as hereinafter provided below commencing February 1, 1999; with the final installment equal to the balance of all amounts due hereunder. Successive installments shall be paid on the same day of each month thereafter until paid. Borrower's obligations and liabilities to Bank under this Note shall be defined and referred to herein as "Borrower's Liabilities."

     The unpaid principal balance of Borrower's Liabilities due hereunder shall bear interest from the date of disbursement until paid at the rate of interest announced or published publicly from time to time by Bank as its prime or base rate of interest (the "Base Rate") per annum (computed on the basis of a 360 day year and actual days elapsed), or at Borrower's option exercised in accordance with and subject to the terms of the LIBOR Agreement dated June 5, 1998, by and between Bank and Borrower, the rate per annum determined by adding 2.25% to LIBOR from time to time in effect

     The rate of interest to be charged by Bank to Borrower shall fluctuate hereafter from time to time concurrently with, and in an amount equal to, each increase or decrease in the Base Rate or with increases and decreases in LIBOR under the LIBOR Agreement, whichever is applicable.

     Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes and consistently with all applicable laws and statutes.

     Any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose, may be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities.

     The occurrence of any one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails to pay any scheduled principal or interest payment or fails, after ten days' written notice, to pay any other of Borrower's Liabilities when due and payable or declared due and payable (whether by scheduled maturity, required payment, acceleration, demand or otherwise); (b) if Borrower or any guarantor of any of Borrower's Liabilities fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note and such failure continues for thirty (30) days after notice thereof, except default under Sections 4 and 5 of the Loan Agreement, which shall become Events of Default if not cured within ten (10) days of their occurrence, without notice; (c) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to

Bank; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Bank by any guarantor of Borrower's Liabilities or by any person or entity which has granted to Bank a security interest or lien in and to some or all of such person's or entity's real or personal property to secure the payment of Borrower's Liabilities; (e) if any of Borrower's assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors provided that in the case of any such condition existing as to assets which, in the aggregate, are not material in value to the Borrower's business, such condition shall not become an Event of Default unless such condition continues for thirty days; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all or any of Borrower's assets by any federal, state, local department or agency unless Borrower is contesting the liability for which such lien relates in good faith with adequate reserves; (g) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any such guarantor, if Borrower or any such guarantor shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower or any such guarantor for its dissolution or liquidation, or if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (h) the death or incompetency of Borrower or any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of Borrower's assets; (i) the revocation, termination or cancellation of any guaranty of Borrower's Liabilities without written consent of Bank; (j) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, "ERISA") sufficient to give rise to a lien under Section 302(f) of ERISA; (k) if Borrower or any guarantor of Borrower's Liabilities is in default in the payment of any obligations, indebtedness or other liabilities to any third party and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (l) if any material statement, report or certificate made or delivered by Borrower, any of Borrower's partners, officers, employees or agents or any guarantor of Borrower's Liabilities is not true and correct; or (m) if Bank is reasonably insecure.

     Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of Borrower, all of Borrower's Liabilities shall be immediately due and payable.

     All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom or waive any rights of Bank to enforce prompt payment hereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Bank may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

     Borrower agrees to pay, immediately upon demand by Bank, any and all costs, fees and expenses (including reasonable attorneys' fees, costs and expenses) incurred by Bank (i) in enforcing any of Bank's rights hereunder, and
(ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note or Borrower's Liabilities, and to the extent not paid the same shall become part of Borrower's Liabilities.

     This Note shall be deemed to have been submitted by Borrower to Bank and to have been made at

Bank's principal place of business. This Note shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

     TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE
OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

     BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


WELLS-GARDNER ELECTRONIC CORPORATION

BY: George B. Toma
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PRINT OR TYPE NAME: George B. Toma
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ITS: VP of Finance, CFO & Treasurer
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